UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 28, 2008
U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA		90746
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(310) 735-0085
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On April 28, 2008, U.S. Auto Parts Network, Inc. (the “Company”) entered into a Support Continuity Agreement (the “Support Agreement”) with Alexander Adegan, the Company’s former Chief Information Officer, who resigned from such office on April 3, 2008 and subsequently terminated his employment with the Company effective April 18, 2008.  Under the Support Agreement, Mr. Adegan is entitled to certain continuing benefits and the payment of a bonus for 2008.  In addition, the Company entered into a Consulting Agreement with Mr. Adegan and uParts.com, Inc. (“uParts”), a company controlled by Mr. Adegan.  Pursuant to the Consulting Agreement, Mr. Adegan and uParts will receive a monthly consulting fee until February 2010.  In addition, in connection with the Consulting Agreement, Mr. Adegan was granted an option under the Company’s 2007 Omnibus Incentive Plan to purchase up to 120,000 shares of the Company’s common stock at an exercise price equal to the closing sales price of the common stock on the date of grant, which option will vest in equal monthly installments over the next 22 months but will vest in full upon a change in control of the Company.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
10.1	Support Continuity Agreement, dated April 28, 2008, between the Company and Alexander Adegan
10.2	Consulting Agreement, dated April 28, 2008, among the Company, uParts.com, Inc. and Alexander Adegan
10.3	Non-Incentive Stock Option Agreement, dated April 28, 2008, between the Company and Alexander Adegan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 2, 2008                                                                U.S. AUTO PARTS NETWORK, INC.

By: /s/ MICHAEL J. McCLANE
Michael J. McClane,
Chief Financial Officer, Vice President of Finance
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Support Continuity Agreement, dated April 28, 2008, between the Company and Alexander Adegan
10.2	Consulting Agreement, dated April 28, 2008, among the Company, uParts.com, Inc. and Alexander Adegan
10.3	Non-Incentive Stock Option Agreement, dated April 28, 2008, between the Company and Alexander Adegan